Exhibit 10.12

SECOND AMENDMENT TO LEASE AGREEMENT

This Lease Agreement (“Lease”) is made and executed this 7th day of July, 2020, by and between Bridgeway Development Corporation (“Landlord”) and Lipella Pharmaceuticals Inc. (“Tenant”).

WHERE AS, the Landlord and Tenant executed a lease dated June 1, 2019 (the “Lease”);

WHERE AS, Landlord and Tenant executed an amended lease on June 30, 2020 (“First Amendment”);

WHERE AS, the parties desire to amend the First Amendment;

NOW, THEREFORE, for and in consideration of the foregoing, and the mutual covenants set forth below, it is agreed that the Lease is hereby modified and amended as follows:

1.	Landlord:	Bridgeway Development Corporation

2.	Tenant:	Lipella Pharmaceuticals Inc.

3.	Permitted Use:	Light Industrial and Assembly

4.	Premises:	The Premises consists of approximately 2,245 square feet, identified as Space 505 located on the fifth floor of the 5 story building located at 7800 Susquehanna Street, Pittsburgh PA 15208 along the common access to Dock Door 10, the two existing freight elevators, stairwell access, and bathrooms on the fifth floor.

5.	5th Floor Common Area:	Bathrooms, elevators, stairwells and common hallway consisting of approximately 3,954 square feet.

6.	5th Floor Gross Floor Area:	23,920 square feet.

7.	5th Floor Premises:	Approximately 2,245 square feet as shown on Exhibit “A-1”.

8.	5th Floor Rentable Area:	2,245 square feet plus Tenant’s prorata share of the 5th Floor Common Area (9.84%) or 445 square feet. Total Rentable Square Feet is 2,690 square feet

9.	Term:	Five Years

10.	Term Commencement:	July 1,2020

11.	Rent Commencement:	July 1, 2020

12.	Term Expiration:	June 30, 2025

13.	Option to Extend Term:	One five (5) year options

14.	Annual Rent:	Year 1:	$ 23.39 per/s.f. - $ 62,918.13
		Year 2:	$ 23.89 per/s.f. - $ 64,262.93
		Year 3:	$ 24.39 per/s.f. - $ 65,607.74
		Year 4:	$ 24.89 per/s.f. - $ 66,952.55
		Year 5:	$ 25.14 per/s.f. - $ 67,624.95

		Year 6:	$11.00 per/s.f. - $ 29,585.76
		Year 7:	$11.50 per/s.f. - $ 30,930.57
		Year 8:	$12.00 per/s.f. - $ 32,275.37
		Year 9:	$12.50 per/s.f. - $ 33,620.18
		Year 10:	$13.00 per/s.f. - $ 34,964.99

15.	Monthly Base Rent:	Year 1:	$ 23.39 per/s.f. - $ 5,243.18
		Year 2:	$ 23.89 per/s.f. - $ 5,355.24
		Year 3:	$ 24.39 per/s.f. - $ 5,467.31
		Year 4:	$ 24.89 per/s.f. - $ 5,579.38
		Year 5:	$ 25.14 per/s.f. - $ 5,635.41

		Year 6:	$11.00 per/s.f. - $ 2,465.48
		Year 7:	$10.50 per/s.f. - $ 2,577.55
		Year 8:	$11.00 per/s.f. - $ 2,689.61
		Year 9:	$12.50 per/s.f. - $ 2,801.68
		Year 10:	$13.00 per/s.f. - $ 2,913.75

16.	Additional Rent:	All amounts and charges required to be paid by Tenant hereunder (other than Base Rent), including without limitation the Insurance requirements as described more particularly in Section 12 and 13 of Part II of this Lease.

17.	Rent:	Includes both Base Rent and Additional Rent to be paid by Tenant.

18.	Landlord’s Address:	Bridgeway Development Corporation 707 Grant Street, 19th Floor Pittsburgh, PA 15219

19.	Tenant’s Address:	Lipella Pharmaceuticals Inc. 7800 Susquehanna Street, Suite 505 Pittsburgh PA Attn: Jonathan Kaufman

All provisions of the Lease shall be deemed to be amended consistent with the terms of this Amendment. All capitalized words used as defined terms in this Amendment shall have their meanings set for in the Lease. The Lease, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound. Landlord and Tenant have caused the Part I of the Lease to be signed by their dully authorized officers and agents under seal, as of the date set forth above.

LANDLORD:

Bridgeway Development Corporation

DATE:	7/15/2020	By:	/s/ Thomas J. Bogdewic
		Name:	Thomas J. Bogdewic
		Title:	President

TENANT:
Lipella Pharmaceuticals Inc.

DATE:	July 9, 2020	By:	/s/ Jonathan Kaufman
		Name:	Jonathan Kaufman
		Title:	President